SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 10, 2006

Date of report (Date of earliest event reported)
PIPER JAFFRAY COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 10, 2006, Piper Jaffray Companies (the “Company”), Piper Jaffray & Co., a wholly owned subsidiary of the Company (the “Subsidiary”), and UBS Financial Services Inc. (the “Buyer”) entered into an Asset Purchase Agreement (the “Agreement”), pursuant to which the Buyer has agreed to purchase substantially all of the assets, and assume certain of the liabilities, of the Company’s Private Client Services business. The initial purchase price under the Agreement is $500 million in cash, subject to certain adjustments, including for the margin loan amount and net assets of the purchased business at closing and for the future performance of the purchased business.
     The Company currently expects the transaction covered by the Agreement to close early in the third quarter of 2006, subject to certain regulatory approvals and customary closing conditions, including the receipt of third-party consents.
     The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Item 2.05. Costs Associated with Exit or Disposal Activities
     In connection with the execution of the Agreement, the Company adopted a restructuring plan effective April 10, 2006, to facilitate the disposition of the Private Client Services business. The Company expects the plan to result in a pre-tax restructuring charge of between $55 million and $60 million, consisting of approximately $20 million in severance benefits and other personnel-related costs, approximately $25 million to $28 million related to the reduction of leased office space and asset disposals, and approximately $10 million to $12 million in contract modifications and terminations. Approximately $45 million to $50 million of the restructuring charge is expected to require future cash expenditures by the Company.
     These expense reduction measures are expected to be completed by the Conversion Date, as such term is defined in the Agreement, and are expected be incurred primarily in the second and third quarters of 2006.
     This periodic report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects of the Company and expected restructuring charges. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those factors identified under “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, and in its subsequent reports filed with the SEC. These reports are available at the Company’s Web site at www.piperjaffray.com and at the SEC’s Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 7.01 Regulation FD Disclosure
     On April 11, 2006, the Company issued a press release announcing the execution of the Agreement. This press release is furnished as Exhibit 99.1 hereto. Furnished as Exhibit 99.2 hereto is information relating to a publicly available presentation by the Company’s management to analysts and investors to be made on April 11, 2006. The information contained in Exhibit 99.1 and Exhibit 99.2 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

2.1	Asset Purchase Agreement dated April 10, 2006 among Piper Jaffray Companies, Piper Jaffray & Co. and UBS Financial Services Inc. (excluding schedules and exhibits, which the Company agrees to furnish to the Securities and Exchange Commission upon request)

99.1	Press Release dated April 11, 2006

99.2	Materials Relating to Presentation to Analysts and Investors to be made on April 11, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: April 11, 2006	/s/ Sandra G. Sponem

Sandra G. Sponem
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

2.1	Asset Purchase Agreement dated April 10, 2006 among Piper Jaffray Companies, Piper Jaffray & Co. and UBS Financial Services Inc.	Filed Electronically
99.1	Press Release dated April 11, 2006.	Filed Electronically
99.2	Materials Relating to Presentation to Analysts and Investors to be made on April 11, 2006.	Filed Electronically